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As filed with the Securities and Exchange Commission on August 14, 2002

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QWEST CORPORATION
(Exact name of registrant as specified in its charter)

COLORADO	4811	84-0273800
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1801 CALIFORNIA STREET
DENVER, COLORADO 80202
(800) 879-4357
(Address, including zip code and telephone number, including area code, of principal executive office)

YASH A. RANA
VICE PRESIDENT
QWEST CORPORATION
1801 CALIFORNIA STREET
DENVER, COLORADO 80202
(800) 879-4357
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
STEVEN L. GROSSMAN, ESQ.
O'MELVENY & MYERS LLP
1999 AVENUE OF THE STARS, SUITE 700
LOS ANGELES, CALIFORNIA 90067
(310) 246-6727

        Approximate Date of Commencement of Proposed Sale to the Public:
 As soon as practicable after this registration statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

8 7/8% notes due 2012	$1,500,000,000	100%	$1,500,000,000	$138,000

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8 of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8, may determine.

Subject to Completion, Dated August 14, 2002

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

QWEST CORPORATION

Offer to exchange all of our outstanding
$1,500,000,000 8 7/8% Notes due March 15, 2012
for
$1,500,000,000 8 7/8% Notes due March 15, 2012
that have been registered under the Securities Act of 1933, as amended

        We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the exchange offer), to exchange up to $1,500,000,000 aggregate principal amount of our new 8 7/8% notes due March 15, 2012 (the "new notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of our outstanding 8 7/8% notes due March 15, 2012 (the "old notes" and collectively with the new notes, the "notes"), which have not been so registered. The terms of the new notes are identical in all material respects to the old notes except for the absence of certain transfer restrictions relating to the old notes. The new notes will evidence the same indebtedness as the old notes, and will be issued pursuant to, and entitled to the benefits of, the same indenture that governs the old notes.

        Neither our direct parent corporation, Qwest Services Corporation, nor our ultimate parent corporation, Qwest Communications International Inc. ("QCII"), will be guaranteeing the payment of principal, premium, if any, or interest on the notes or will have any other obligation in connection with the notes.

        We will accept for exchange any and all old notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on                              , 2002 unless extended. The exchange offer is not conditioned upon any principal amount of the old notes being tendered for exchange pursuant to the exchange offer. The exchange offer is subject to certain other customary conditions. See "The Exchange Offer—Conditions of the Exchange Offer." We will not receive any proceeds from the exchange offer.

        We do not intend to list the new notes on any securities exchange. Therefore, no active public market for the new notes is anticipated.

        You should carefully review the Risk Factors on page 9 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                , 2002.

TABLE OF CONTENTS

FORWARD-LOOKING INFORMATION MAY PROVE INACCURATE
WHERE YOU CAN FIND MORE INFORMATION
PROSPECTUS SUMMARY
RISK FACTORS
THE EXCHANGE OFFER
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE NEW NOTES
REGISTRATION RIGHTS
CERTAIN U.S. FEDERAL TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS

FORWARD-LOOKING INFORMATION MAY PROVE INACCURATE

        This prospectus contains or incorporates by reference "forward-looking statements," as that term is used in the federal securities laws, about our financial condition, results of operations and business. These statements include, among others:

  •
  statements concerning the benefits that we expect will result from our business activities and certain transactions we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and

  •
  statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        These statements may be made expressly in this prospectus, or may be incorporated by reference to other documents filed with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," or similar expressions used in this prospectus or incorporated by reference in this prospectus.

        These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by us in those statements.

        Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution you not to place undue reliance on the statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, the date of the document.

        Further, the information contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus is a statement of our present intention and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and our assumptions. We may change our intentions, at any time and without notice, based upon any changes in such factors, in our assumptions or otherwise.

        The risks and uncertainties include those risks, uncertainties and risk factors identified, among other places, under "Risk Factors" in this prospectus and under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the documents incorporated by reference in this prospectus.

        In addition to the risk factors set forth in more detail below, the important factors that could prevent us from achieving our stated goals include, but are not limited to, the following:

  •
  adverse results of increased review and scrutiny of QCII by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise;

  •
  failure to achieve the projected synergies and financial results expected to result from QCII's acquisition of U S WEST and difficulties in combining the operations of the combined company;

  •
  QCII's future ability to provide interLATA services within our 14-state local service area;

  •
  potential fluctuations in quarterly results;

  •
  intense competition in the markets in which we compete;

  •
  changes in demand for our products and services;

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  higher than anticipated employee levels, capital expenditures and operating expenses;

  •
  adverse changes in the regulatory or legislative environment affecting our business;

  •
  adverse developments in commercial disputes or legal proceedings; and

  •
  changes in the outcome of future events from the assumed outcome included in our significant accounting policies described in our Annual Report on Form 10-K for the year ended December 31, 2001, as the same may be amended.

        The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we filed at the SEC's public reference facility in Washington, D.C. For further information on the operation of the SEC's public reference rooms, please call the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. In addition, the SEC filings may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        We incorporate by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (including filings made after the date of this prospectus and filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement). The information incorporated by reference is deemed to be part of this prospectus, and any later information that we file with the SEC will automatically update and supersede that information.

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2001;

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  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002; and

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  Our Current Reports on Form 8-K filed May 29, 2002 and May 31, 2002 (as amended by Form 8-K/A filed June 11, 2002).

        You may obtain a copy of any of the documents summarized in or incorporated by reference in this prospectus at no cost by requesting them orally or in writing from us at the following address:

Corporate Secretary
Qwest Corporation
1801 California Street
Denver, Colorado 80202
(800) 879-4357

        If you would like to request documents from us, please do so by                          , 2002 to receive them before the exchange offer expires.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. In addition, to the extent that this prospectus contains information that is different from that contained in the previously filed incorporated documents, the information in this prospectus supersedes that contained in those incorporated documents and you should not rely on the information that is different in those documents.

        Neither our direct parent corporation, Qwest Services Corporation, nor our ultimate parent corporation, Qwest Communications International Inc., will be guaranteeing the payment of principal, premium, if any, or interest on the notes or will have any other obligation in connection with the notes.

        You should rely only on the information in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these debt securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus and does not contain all the information you may need to consider in making your investment decision. You should read carefully this entire prospectus and the information we incorporate by reference into it. In this prospectus, when we use the terms "Qwest," "we," "us" or "our," we mean Qwest Corporation and its subsidiaries on a consolidated basis, and when we use the term "QCII," we mean Qwest Communications International Inc., in each case, unless we state or the context implies otherwise.

Qwest Corporation

Our Operations

        We provide local telecommunications and related services, as well as wireless services, to more than 25 million residential and business customers in our 14-state local service area. The local service area includes the states of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming. We principally serve global and national business and government customers, and small business and residential customers primarily in our local service area.

        We are a Colorado corporation. We are an indirect, wholly owned subsidiary of QCII. Our principal executive offices are located at 1801 California Street, Denver, Colorado 80202, and our telephone number is (800) 879-4357. For additional information about us, please refer to the documents we have incorporated by reference. See "Where You Can Find More Information."

        Neither our direct parent corporation, Qwest Services Corporation, nor our ultimate parent corporation, Qwest Communications International Inc., will be guaranteeing the payment of principal, premium, if any, or interest on the notes or will have any other obligation in connection with the notes.

The Exchange Offer

        On March 12, 2002, we issued $1,500,000,000 aggregate principal amount of 8 7/8% notes due March 15, 2012 to certain initial purchasers in a transaction exempt from the registration requirements of the Securities Act. The terms of the new notes and the old notes are substantially identical in all material respects, except that the new notes will be freely transferable by the holders, except as otherwise provided in this prospectus.

        We are offering to exchange $1,000 principal amount of new notes for each $1,000 principal amount of old notes.

        In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchasers dated as of March 12, 2002, which grants the holders of the old notes certain exchange and registration rights. The exchange offer is intended to satisfy such exchange rights, which terminate upon the consummation of the exchange offer.

        Based upon existing interpretations of the Securities Act by the Staff of the SEC as set forth in several no-action letters to third parties, we believe that the new notes issued in the exchange offer may be offered for resale or resold by holders without having to comply with the registration and prospectus delivery requirements of the Securities Act, provided that:

  •
  the new notes are acquired in the ordinary course of the holders' business and the holders have no arrangement with any person to engage in a distribution of new notes, and

  •
  the holders are not "affiliates" of us or broker-dealers who purchased old notes directly from us to resell under Rule 144A or any other available exemption under the Securities Act.

        Each holder, other than a broker-dealer, must represent that it is not an affiliate of us or QCII, is acquiring the new notes in the ordinary course of its business, is not engaged in and does not intend to engage in a distribution of the new notes and has no arrangement to participate in a distribution of new notes. Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the new notes. Broker-dealers who acquired old notes directly from us and not as a result of market-making activities or other trading activities may not participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to resell the old notes.

        We do not intend to seek our own no-action letter from the Staff of the SEC, and there can be no assurance that the Staff would make a similar determination with respect to the new notes as it has in no-action letters to third-parties referred to above.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2002, or a later date and time to which we extend it.
Withdrawal	The tender of the old notes in the exchange offer may be withdrawn at any time before 5:00 p.m., New York City time, on , 2002, or a later date and time to which we extend the offer.
Interest on the New Notes and the Old Notes
Interest on the new notes will accrue from the date of the original issuance of the old notes, or from the date of the last periodic payment of interest on the old notes, whichever is later. No additional interest will be paid on the old notes tendered and accepted for exchange. However, old notes that are not tendered or accepted for exchange will continue to accrue interest.
Conditions to the Exchange Offer	The exchange offer is subject to certain conditions, which we may waive. See "The Exchange Offer—Conditions to the Exchange Offer."
Procedures for Tendering Old Notes
To accept the exchange offer, you must complete, sign and date a copy of the accompanying letter of transmittal and mail or otherwise deliver it, together with the old notes and any other required documentation, to the exchange agent at the address set forth in this prospectus. Persons holding the old notes through The Depository Trust Company, or DTC, and wishing to accept the exchange offer must do so under DTC's automated tender offer program. Under this program, each tendering participant will agree to be bound by the letter of transmittal.

Special Procedures for Beneficial Owners
Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such owner must, before completing and executing the letter of transmittal and delivering its old notes, obtain a properly completed bond power of attorney from the registered holder.
Guaranteed Delivery Procedures
Holders of old notes who wish to tender their old notes and whose old notes are not immediately available or who cannot deliver their old notes, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent (or comply with the procedures for book-entry transfer) before the expiration date must tender their old notes according to the guaranteed delivery procedures set forth in "The Exchange Offer—Guaranteed Delivery Procedures."
Exchange Agent	Our principal exchange agent is Bank One Trust Company, National Association.
Federal Income Tax Considerations	In the opinion of our counsel, the exchange of old notes for new notes in the exchange offer will not be a taxable exchange for United States federal income tax purposes.
Effect of Not Tendering
Old notes that are not tendered, or that are tendered but not accepted, will continue to be subject to the existing restrictions on transfer. We will have no further obligation to register the old notes under the Securities Act. See "The Exchange Offer—Consequences Of Failure To Exchange."

The New Notes

        Some of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the New Notes" section of this prospectus beginning on page 18 contains a more detailed description of the terms and conditions of the new notes.

Issuer	Qwest Corporation, a Colorado corporation.
Securities Offered	$1,500,000,000 aggregate principal amount of new 8 7/8% notes due March 12, 2012.
Maturity	March 15, 2012.

Interest Rate	8 7/8% per year, calculated using a 360-day year of twelve 30 day months.
Interest Payment Dates	Each March 15 and September 15, beginning September 15, 2002.
Ranking
The new notes will rank equally with all of our existing and future unsubordinated, unsecured indebtedness. As of March 31, 2002, we had approximately $10.147 billion of debt outstanding, not including debt of QCII's other subsidiaries.

Neither our direct parent corporation, Qwest Services Corporation, nor our ultimate parent corporation, QCII, will be guaranteeing the payment of principal, premium, if any, or interest on the new notes.
Optional Redemption
We may, at our option, redeem the new notes in whole at any time or in part from time to time, at redemption prices determined as described under "Description of the New Notes—Optional Redemption" on page 18.

Risk Factors

        We urge you to carefully review the risk factors beginning on page 9 for a discussion of factors you should consider before exchanging your old notes for new notes.

Selected Financial Data
(Dollars in millions)

        The following table contains selected historical financial data derived from our audited financial statements for each of the fiscal years for the five-year period ended December 31, 2001, and the unaudited financial statements for the three-month periods ended March 31, 2002 and 2001. The selected historical financial data set forth in the following table should be read in conjunction with our audited financial statements and the related notes incorporated herein by reference. See "Where You Can Find More Information." Results for the three months ended March 31, 2002 are not necessarily indicative of results for the full year.

	Year Ended December 31,					Three Months Ended March 31,
	1997	1998	1999	2000	2001	2001	2002
						(Unaudited)
Operating revenues	$10,083	$10,871	$11,464	$12,300	$12,675	$3,119	$3,049
Operating expenses	7,747	8,253	8,504	9,808	9,353	2,273	2,232
Operating income	2,336	2,618	2,960	2,492	3,322	846	817
Net income(1)	1,252	1,335	1,562	1,196	1,737	441	391
Total assets	17,008	17,578	19,978	22,842	25,066	24,102	25,571
Total debt	5,516	5,943	7,092	8,738	9,584	9,110	10,147
Debt to total capital ratio	55.6%	57.1%	60.0%	62.4%	56.8%	60.3%	59.2%
Interest expense	$374	$386	$403	$548	$612	$147	$166
Capital expenditures	2,101	2,566	3,754	4,801	4,558	1,576	676
Dividends paid on common stock	$1,367	$1,200	$1,494	$821	$—	$—	$627

(1)
Net income for 2001 includes a charge of $151 million for restructuring, a charge of $35 million for merger-related and other charges related to the merger of QCII and U S WEST, Inc., a charge of $136 million for a depreciation adjustment for access lines returned to service, and a gain of $30 million on the sale of local telephone exchanges. Net income for 2000 includes a charge of $787 million for merger-related and other charges related to the merger of QCII and U S WEST, Inc. and a charge of $17 million for the net loss on the sale of fixed assets. Net income for 1998 includes costs associated with the separation from MediaOne Group, Inc. of $68 million and an asset impairment charge of $21 million. 1997 net income includes a $152 million regulatory charge related primarily to a rate reduction order in the State of Washington, a gain of $48 million on the sale of local telephone exchanges and a gain of $32 million on the sale of our investment in Bell Communications Research, Inc.

RISK FACTORS

        You should carefully consider the following factors and other information contained and incorporated by reference in this prospectus before participating in the exchange offer. Any of these risks could materially adversely affect our business, financial condition, results of operations and prospects, which could in turn materially adversely affect the price of the new notes.

Risk Factors Related to the Exchange

Failure to exchange old notes for new notes in the exchange offer will result in continued restrictions on transfer.

        Holders of old notes who do not exchange their old notes for new notes will continue to be subject to the restrictions on transfer of the old notes, as set forth in the legends on the old notes. The old notes may not be offered or sold unless they are registered under the Securities Act or are exempt from registration. See "The Exchange Offer."

Risk Factors Relating to Qwest

Continued downturn in the economy in our local service area could affect our operating results.

        Our operations in our 14-state local service area of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming have been impacted by the continuing weakness in that region's economy. Because customers have less discretionary income, demand for second lines or additional services has declined. This economic downturn in our local service area has also led to an increased customer disconnection rate, and has resulted in an increase in both accounts receivable and bad debt. In addition, several of the companies with which we do business appear to be in financial difficulty or have filed for bankruptcy protection, and we could be adversely affected by the loss or reduction of our business with those companies.

        We now anticipate that the economic downturn in our local service area will be deeper and last longer than we had previously expected. Also, we believe that this region's economy lagged the national economy in entering the downturn and may follow the national economy in recovery by an indeterminate period. This continued economic slowdown will affect demand for our products and services within our local service area.

Factors relating to QCII, our ultimate parent company, could have a material impact on us or on the trading price of our securities.

        We are a separate legal entity from QCII. Nonetheless, factors relating to or affecting QCII could have a material impact on us or on the trading price of our securities. These factors could include, but are not limited to the following:

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  Due to QCII's recent announcement of its ongoing analysis of its accounting policies and practices in consultation with its new auditor, KPMG LLP, and its expected restatement of its financial statements for prior periods, QCII will experience certain additional risks in accessing the capital markets. QCII has indicated it will not file its Form 10-Q for the quarter ended June 30, 2002. It has also stated that due to the ongoing analysis and the fact that its chief executive officer and chief financial officer joined the company in June 2002 and July 2002, respectively, they will be unable to certify as to the material accuracy and completeness of certain QCII public filings under the SEC's June 2002 order. These actions, taken together, have and will negatively impact investor and customer confidence, potentially resulting in an adverse effect on our ability to access the capital markets, our business or our financial condition.

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  Continued pressure from the downturn in the economy, the difficulties facing the industry and the competition has and is expected to have a continuing adverse impact on the results of QCII's business. Consequently, Qwest may be under greater pressure to provide capital to QCII and its other subsidiaries by dividending Qwest's net income or otherwise. Also, these factors have and are expected to continue to adversely affect QCII's results of operations.

  •
  With the substantial debt obligations at QCII, continued losses could result in QCII failing to meet its debt covenants. If the banks or holders of QCII's bonds declare QCII in default, QCII will be materially adversely affected.

  •
  QCII has previously disclosed investigations under way by the SEC, Congress and the U. S. Attorney's office in Denver. QCII believes that the U. S. Attorney's Office is investigating various matters that also are subject to the investigation by the Denver Regional Office of the SEC. The U. S. Attorney's Office has requested that QCII make similar presentations to those made by QCII to the SEC on these matters.

    The investigations being conducted by the SEC, the Congress and the U.S. Attorney's Office in Denver have the potential of requiring a substantial time commitment of management of QCII. In addition, any penalties or other adverse results of these investigations could result in a decline in the trading price of our securities, could limit our access to capital markets and could have an adverse effect on our business.

  •
  The adverse outcome of, or concerns regarding, material litigation matters, or similar factors beyond our or QCII's control, could adversely impact QCII's financial condition.

QCII's cash needs are likely to consume much of our net income in the foreseeable future.

        Currently there are few contractual or regulatory restrictions on distributions from us to QCII. We have customarily distributed to QCII an amount of cash equal to our net income, and we expect to distribute as much as we are able subject to regulatory and corporate statutory restrictions.

Rapid changes in technology and markets could require substantial expenditure of financial and other resources in excess of contemplated levels, and any inability to respond to those changes could reduce our market share.

        The telecommunications industry is experiencing significant technological changes, and our ability to compete depends upon our ability to develop new products and accelerate the deployment of advanced new services, such as broadband data, wireless and video services. The development and deployment of new products could require substantial expenditure of financial and other resources in excess of contemplated levels. If we are not able to develop new products to keep pace with technological advances, or if such products are not widely accepted by customers, our ability to compete could be adversely affected and our market share could decline. Any inability to keep up with changes in technology and markets could also adversely affect the trading price of our securities and our ability to service our debt.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        We originally issued and sold the old notes on March 12, 2002 in an offering exempt from registration under the Securities Act in reliance upon the exemptions provided by Section 4(2), Rule 144A and Regulation S of the Securities Act. Accordingly, the old notes may not be transferred unless registered or unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available.

        As a condition to the sale of the old notes, we and the initial purchasers of the old notes entered into a registration rights agreement. In the registration rights agreement, we agreed that we would use our reasonable best efforts to:

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  file with the SEC a registration statement under the Securities Act with respect to the new notes within 150 calendar days of March 12, 2002 (or by August 9, 2002);

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  cause a registration statement to be declared effective under the Securities Act within 210 calendar days after March 12, 2002 (or by October 8, 2002);

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  keep the exchange offer open for not less than 30 calendar days (or longer if required by applicable law) after the date that notice of the exchange offer is mailed to the holders of the old notes; and

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  consummate the exchange offer within 240 calendar days of March 12, 2002 (or by November 7, 2002).

        We have filed a copy of the registration rights agreement as an exhibit to the registration statement of which this prospectus is a part. The registration statement satisfies certain of our obligations under the registration rights agreement.

Terms of the Exchange Offer, Period for Tendering Old Notes

        This prospectus and the accompanying letter of transmittal together make up the exchange offer. On the terms and subject to the conditions set forth in this prospectus and the letter of transmittal, we will accept for exchange any old notes that are properly tendered on or before the expiration date unless they are withdrawn as permitted below. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes surrendered in the exchange offer. Holders of the old notes may tender some or all of their old notes; however, old notes may be exchanged only in integral multiples of $1,000. The form and terms of the new notes are the same as the form and terms of the old notes except that the exchange will be registered under the Securities Act and the new notes will not bear legends restricting their transfer.

        The new notes will evidence the same debt as the old notes and will be issued under the same indenture.

        The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered. As of the date of this prospectus, an aggregate of $1,500,000,000 in principal amount of the old notes is outstanding. This prospectus is first being sent on or about                          , 2002, to all holders of old notes known to us.

        Holders of the old notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer.

        We may, at any time or from time to time, extend the period of time during which the exchange offer is open and delay acceptance for exchange of any old notes by giving written notice of the extension to the holders as described below. During the extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration of the exchange offer.

        We reserve the right to amend or terminate the exchange offer if any of the conditions of the exchange offer are not met. The conditions of the exchange offer are specified below under "—Conditions of the Exchange Offer." We will give written notice of any extension, amendment, nonacceptance or termination to the holders of the old notes as promptly as practicable. Any extension to be issued by means of a press release or other public announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

        The tender of old notes by a holder as set forth below and the acceptance by us will create a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, a holder who wishes to tender old notes for exchange must send a completed and signed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at one of the addresses set forth below under "—Exchange Agent" on or before the expiration date. In addition, either:

  •
  the exchange agent must receive before the expiration date certificates for the old notes, along with the letter of transmittal;

  •
  the exchange agent must receive confirmation before the expiration date of a book-entry transfer of the old notes into the exchange agent's account at DTC as described below; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        The method of delivery of old notes, letters of transmittal and all other required documents, including delivery through DTC, is at the election and risk of the holders. If the delivery is by mail, we recommend that holders use registered mail, properly insured, with return receipt requested. In all cases, holders should allow sufficient time to assure timely delivery. Holders should not send letters of transmittal or old notes to us.

        Some beneficial ownership of old notes is registered in the name of a broker, dealer, commercial bank, trustee or other nominee. If one of those beneficial owners wishes to tender, the beneficial owner should contact the registered holder of the old notes promptly and instruct the registered holder to tender on the beneficial owner's behalf. If one of those beneficial owners wishes to tender on its own behalf, then before completing and signing the letter of transmittal and delivering its old notes, the beneficial owner must obtain a properly completed power of attorney from the registered holder of old notes. If the letter of transmittal is signed by a person other than the registered holder of the old notes, the old notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the letter of transmittal must be signed exactly as the name of the registered holder appears on the old notes.

        Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the old notes surrendered for exchange are tendered:

  •
  by a registered holder of the old notes who has not completed the box entitled "SPECIAL REGISTRATION INSTRUCTIONS" or "SPECIAL DELIVERY INSTRUCTIONS" on the letter of transmittal, or

  •
  for the account of a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an eligible guarantor institution. Eligible guarantor institutions include:

  •
  a member of a registered national securities exchange;

  •
  a member of the National Association of Securities Dealers, Inc.; or

  •
  a commercial bank or trust company having an office or correspondent in the United States.

        If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an eligible guarantor institution.

        If old notes are registered in the name of a person other than a signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by the registered holder with the signature guaranteed by an eligible guarantor institution. Alternatively, the old notes may be accompanied by a written assignment, signed by the registered holder with the signature guaranteed by an eligible guarantor institution.

        All questions as to the validity, form, eligibility, time of receipt and acceptance of old notes tendered for exchange will be determined by us in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any tenders of any old notes not properly tendered or any old notes whose acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any old notes either before or after the expiration date. The interpretation of the terms and conditions of the exchange offer as to any old notes either before or after the expiration date by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time as we will determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable.

        If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, those persons must submit proper evidence satisfactory to us of their authority to act.

        By tendering, each holder will represent to us:

  •
  that it is not an "affiliate," as defined in Rule 405 of the Securities Act, of us, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  that it is not a broker-dealer tendering registrable securities (as defined in the registration rights agreement) acquired directly from us;

  •
  that it is acquiring the new notes in the ordinary course of its business; and

  •
  at the time of the closing of the exchange offer it has no arrangement or understanding to participate in the distribution, within the meaning of the Securities Act, of the new notes.

        If the holder is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, the holder may be deemed to be an "underwriter" within the meaning of the Securities Act. Such holder will be required to acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. However, by so acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange, Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See "—Conditions of the Exchange Offer" below. We will be deemed to have accepted properly tendered old notes for exchange when we have given oral or written notice to the exchange agent.

        For each old note validly tendered to us, the holder of the applicable old note will receive an applicable new note having a principal amount equal to the principal amount of the tendered old note. The new notes will bear interest at the same rate and on the same terms as the old notes. Consequently, interest on the new notes will accrue at a rate of 8 7/8% per year and will be payable semiannually in arrears on March 15 and September 15 of each year, beginning September 15, 2002. Interest on each new note will accrue from the last interest payment date on which interest was paid on the respective surrendered old note or, if no interest has been paid on such old note, from the date of the original issuance of such old note.

        The issuance of new notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for the old notes or a timely book-entry confirmation of the old notes into the exchange agent's account at the book-entry transfer facility, a completed and signed letter of transmittal and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, or if old notes are submitted for a greater amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder as promptly as practicable after the exchange offer expires or terminates. In the case of old notes tendered by book-entry procedures described below, the non-exchanged old notes will be credited to an account maintained with the book-entry transfer facility.

Conditions of the Exchange Offer

        We will not be required to accept for exchange any old notes and may terminate or amend the exchange offer before the expiration date, if we determine that we are not permitted to effect the exchange offer because of:

  •
  any changes in law, or applicable interpretations by the SEC; or

  •
  any action or proceeding is instituted or threatened in any court or governmental agency with respect to the exchange offer.

        If we determine that any of the conditions are not satisfied, we may refuse to accept any old notes and return all tendered old notes to the tendering holders or extend the exchange offer and retain all old notes tendered before the expiration date, subject to the rights of holders to withdraw such old notes or waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the old notes and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

        Holders may have certain rights and remedies against us under the registration rights agreement if we fail to close the exchange offer, whether or not the conditions stated above occur. These conditions are not intended to modify those rights or remedies. See "Registration Rights."

Book Entry Transfer

        The exchange agent will make a request to establish an account for the old notes at the book-entry transfer facility for the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer the applicable old notes into the exchange agent's account at the book-entry transfer facility in accordance with the book-entry transfer facility's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or facsimile, or an agent's message, with any required signature guarantees and any other required documents, must be received by the exchange agent at one of the addresses set forth below under "—Exchange Agent" on or before the expiration date or the guaranteed delivery procedures described below must be complied with.

        The term "agent's message" means a message, transmitted by DTC to the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce the letter of transmittal against the participant.

Guaranteed Delivery Procedures

        If a registered holder wishes to tender its old notes and the old notes are not immediately available, or time will not permit the holder's old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on time, the old notes may nevertheless be exchanged if:

  •
  the tender is made through an eligible guarantor institution;

  •
  before the expiration date, the exchange agent has received from the eligible guarantor institution an agent's message with respect to guaranteed delivery or a completed and signed letter of transmittal, or a facsimile, and a notice of guaranteed delivery, substantially in the form provided by us. Delivery may be made by facsimile transmission, mail or hand delivery. The letter of transmittal and notice of guaranteed delivery must set forth the name and address of the holder of the old notes and the amount of the old notes being tendered, state that the tender is being made and guarantee that within five trading days on the New York Stock Exchange after the date of signing of the notice of guaranteed delivery, the applicable certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the applicable certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation and all other documents required by the letter of transmittal, are received by the exchange agent within five trading days on the New York Stock Exchange after the date of signing the notice of guaranteed delivery.

Withdrawal Rights

        Tenders of old notes may be withdrawn at any time before the close of business on the expiration date.

        For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth below under "—Exchange Agent." Notice may be sent by facsimile transmission, mail or hand delivery. Any notice of withdrawal must:

  •
  specify the name of the person who tendered the old notes to be withdrawn;

  •
  identify the applicable old notes to be withdrawn, including the amount of the old notes;

  •
  where certificates for old notes have been transmitted, specify the name in which the old notes are registered, if different from that of the withdrawing holder; and

  •
  state that such holder of the old notes is withdrawing his election to have such old notes tendered.

        If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, before the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution. If old notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, eligibility and time of receipt of the notices, and our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes that have been tendered for exchange, but that are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility under the book-entry transfer procedures described above, the old notes will be credited to an account with the book-entry transfer facility specified by the holder. Properly withdrawn old notes may be re-tendered by following one of the procedures described under "—Procedures for Tendering Old Notes" above at any time on or before the expiration date.

Exchange Agent

        Bank One Trust Company, National Association has been appointed as the exchange agent for the exchange offer. All signed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

Bank One Trust Company, National Association
Attention: Exchanges
Global Corporate Trust Services OH1-0184
1111 Polaris Parkway, Suite 1N
Columbus, OH 43240

For information call:
(800) 346-5153
Fax: (614) 248-9987
E-mail: bondholders@bankone.com

        Delivery of a letter of transmittal to an address other than as set forth above or transmission of instructions via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

        We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer and holders who tender old notes will not be required to pay brokerage commissions or fees.

        We will pay the expenses that will be incurred in connection with the exchange offer. We estimate the expenses will be approximately $300,000.

Accounting Treatment

        For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The expenses of the exchange offer will be amortized over the term of the new notes.

Transfer Taxes

        Holders who instruct us to register new notes in the name of a person other than the registered tendering holder will be responsible for paying any applicable transfer tax, as will holders who request that old notes not tendered or not accepted in the exchange offer be returned to a person other than the registered tendering holder. In all other cases, no transfer taxes will be due.

Regulatory Matters

        We are not aware of any governmental or regulatory approvals that are required in order to complete the exchange offer.

Resales of the New Notes

        With respect to resales of new notes, based on certain interpretive letters issued by the Staff of the SEC to third parties, we believe that a holder of notes (other than (i) a broker-dealer who purchased old notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person who is an affiliate of ours within the meaning of Rule 405 under the Securities Act) who exchanges old notes for new notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the new notes, will be allowed to resell the new notes to the public without further registration under the Securities Act and without delivering to the purchasers of the new notes a prospectus that satisfies the requirements of the Securities Act. However, a broker-dealer who holds old notes that were acquired for its own account as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act. For a period of 240 days from the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. If any other holder is deemed to be an "underwriter" within the meaning of the Securities Act or acquires new notes in the exchange offer for the purpose of distributing or participating in a distribution of the new notes, such holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available.

Consequences of Failure to Exchange

        Participation in the exchange offer is voluntary. Old notes that are not exchanged for new notes will remain outstanding, continue to accrue interest and will be restricted securities. Accordingly, those old notes may only be transferred:

  •
  to a person who the seller reasonably believes is a qualified institutional buyer under Rule 144A under the Securities Act;

  •
  in an offshore transaction under Rule 903 or Rule 904 of Regulation S under the Securities Act; or

  •
  under Rule 144 under the Securities Act (if available);

and in accordance with all applicable securities laws of the states of the United States. Following the consummation of the exchange offer, we will not have any further obligation to such holders to provide for registration under the Securities Act, except that under certain circumstances, we are required to file a shelf registration statement under the Securities Act. See "Registration Rights."

Payment of Additional Interest Upon Registration Defaults

        If we fail to meet our obligations to complete the exchange offer or file a shelf registration statement, additional interest will accrue on the notes. For additional information regarding payments of additional interest, please see "Registration Rights."

USE OF PROCEEDS

        We will not receive any proceeds from the issuance of the new notes or the closing of the exchange offer.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.(1)

Year Ended December 31,					Three Months Ended March 31,
1997	1998	1999	2000	2001	2001	2002
5.33	5.55	5.91	3.61	4.56	4.76	4.17

(1)
"Earnings" is computed by adding income before income taxes and fixed charges. "Fixed charges" consist of interest on indebtedness and the portion of rentals representative of the interest factor.

DESCRIPTION OF THE NEW NOTES

General

        The notes will be issued under an indenture dated as of October 15, 1999, between us and Bank One Trust Company, National Association, as trustee. The new notes and the old notes, together, are considered to be a single series for all purposes under the indenture. The following summaries of certain provisions of the indenture do not purport to be complete and are subject to and are qualified in their entirety by reference to all of the provisions of the indenture, which provisions of the indenture are incorporated by reference in this prospectus. Capitalized and other terms not otherwise defined herein will have the meanings given to them in the indenture. A copy of the original indenture, together with the forms of the officers' certificates establishing the terms of the notes, are filed as exhibits to the registration statement filed with the SEC of which this prospectus is part. See "Where You Can Find More Information."

        Neither our direct parent corporation, Qwest Services Corporation, nor our ultimate parent corporation, QCII, will be guaranteeing the payment of principal, premium, if any, or interest on the notes or will have any other obligation in connection with the notes.

        The indenture does not limit the aggregate principal amount of notes that may be issued thereunder and provides that notes may be issued thereunder from time to time in one or more series.

        Since the new notes will not constitute separate series of debt securities under the indenture, holders of old notes who do not exchange such old notes for new notes will vote together as a separate series of debt securities with holders of such new notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the holders of such old notes (including acceleration following an event of default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding notes. In determining whether holders of the requisite percentage in principal amount of the notes have given any notice, consent or waiver or taken any other action permitted under the indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes and the holders of the old notes and the new notes will vote together as a single series for all purposes. Accordingly, all references in this section will be deemed to mean, at any time after the exchange offer is consummated, the requisite percentage in aggregate principal amount of the old notes and the new notes.

        The notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The notes are our unsecured obligations and rank equally with all of our other unsecured and unsubordinated indebtedness.

        Interest on the notes will be payable semiannually in arrears on March 15 and September 15 of each year, beginning September 15, 2002, each of which we refer to in this prospectus as an interest payment date, to the persons in whose names the notes are registered at the close of business on the date 15 days immediately preceding such interest payment date, as the case may be. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. If any interest payment date, maturity date or redemption date is a legal holiday in New York, New York, the required payment will be made on the next succeeding day that is not a legal holiday as if it were made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date, maturity date or redemption date, as the case may be, to such next succeeding day. "Legal holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York are not required to be open.

        The notes initially will be limited to $1,500,000,000 aggregate principal amount. We may "reopen" any series of debt securities (including the notes) issued under the indenture and issue additional securities of that series without the consent of the holders of that series. The notes will bear interest at the rate of 8 7/8% per year from and including March 12, 2002 or from the most recent interest payment date to which interest has been paid or duly provided for. The notes will mature and the principal amount will be payable on March 15, 2012. The notes will not have the benefit of any sinking fund.

Payment

        Payment of principal, premium, if any, and interest on any new notes represented by one or more permanent global notes in definitive, fully registered form without interest coupons will be made to Cede & Co., the nominee for DTC, as the registered owner of the global notes by wire transfer of immediately available funds as described below in "—Book-Entry Only; Delivery and Form." Initially, the trustee, will act as paying agent for the new notes. Payments of principal, premium, if any, and interest on the new notes will be made by us through the Paying Agent to DTC.

        Holders of certificated notes must surrender the notes to the paying agent to collect principal and interest payments at maturity. Principal, premium, if any, and interest on certificated notes will be payable at the office of the paying agent maintained for such purpose or, at our option, payment of principal and interest may be made by check mailed to a holder's registered address. Notwithstanding the foregoing, a holder of notes with an aggregate principal of $5 million or more may request in writing, at least three business days before the relevant payment date, that interest be wired to an account specified by such holder.

        The principal of, premium, if any, and interest on the notes will be payable in U.S. dollars or in such other coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. No service charge will be made for any registration of, transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The notes may be presented for registration of transfer or exchange at the office of the paying agent in the Borough of Manhattan in the City of New York, or at any other office or agency maintained by us or the paying agent for such purpose.

Optional Redemption

        The notes will be redeemable at our option, in whole at any time or in part from time to time, on at least 15 days but not more than 60 days prior written notice mailed to the registered holders thereof, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum, as determined by the Quotation Agent (as defined below), of the present values of the principal amount of the notes to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to the maturity date of the notes to be redeemed, exclusive of interest accrued to the redemption date, which we refer to as the "Remaining Life," discounted from their respective scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year consisting of 30-day months) at the Treasury Rate, as defined below, plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

        If money sufficient to pay the redemption price of and accrued interest on all of the notes (or portions thereof) to be redeemed on the redemption date is deposited with the trustee or paying agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on such notes (or such portion thereof) called for redemption.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life.

        "Comparable Treasury Price" means, with respect to any redemption date, the average of two Reference Treasury Dealer Quotations for such redemption date.

        "Quotation Agent" means the Reference Treasury Dealer appointed by us.

        "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation and Lehman Brothers Inc., and their successors; provided, however, that if either of the foregoing ceases to be a primary U.S. Government securities dealer in New York City, a "primary treasury dealer," we will substitute therefor another primary treasury dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding such redemption date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        We may at any time, and from time to time, purchase the notes at any price or prices in the open market or otherwise.

Book-Entry Only; Delivery and Form

        The statements set forth below include summaries of certain rules and operating procedures of DTC that will affect transfers of interests in the new notes.

        The new notes will initially be issued as global notes held in book-entry form. The new notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC, which we refer to as "nominee." Except as set forth below, a global note may not be transferred except as a whole by DTC to nominee, or by nominee to DTC.

        When a global note is issued, DTC or nominee will credit, on its internal system, the accounts of persons holding through it with the principal amounts of the individual beneficial interest represented by the global note purchased by those persons in the offering of the new notes.

        Payment of principal and of interest and premium, if any, on the global notes will be made to nominee as the registered owner of the global notes by wire transfer of immediately available funds. Neither us nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

        Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in the global notes to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of physical certificate.

        Only participants that have accounts with DTC or persons that hold interests through participants can own beneficial interests in a global note. Ownership of beneficial interests by participants in a global note will be shown on records maintained by DTC or its nominee for the global note, and that ownership interest will be transferred only through those records. Ownership of beneficial interests in the global note by persons that hold through participants will be shown on records maintained by the participant, and the transfer of that ownership interest within the participant will occur only through the participant's records.

        The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. Those limits and laws may make it more difficult to transfer beneficial interests in a global note. We will make payments on the new notes represented by any global note to DTC or its nominee as the sole registered owner and the sole holder of the new notes represented by the global note. Neither we, the Trustee nor any agent of ours will have any responsibility for any aspect of DTC's reports relating to beneficial ownership interests in a global note representing any new notes or for reviewing any of DTC's records relating to the beneficial ownership interests. DTC has advised us that upon receipt of any payment on any global note, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their beneficial interests in the principal or face amount of the global note. We expect that payments by participants to owners of beneficial interests in a global note held through those participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of the participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

        So long as DTC or its nominee is the registered owner of the global notes, DTC or its nominee will be considered the sole owner or holder of the new notes represented by the global notes for the purposes of receiving payment on the new notes, receiving notices and for all other purposes under the indenture and the new notes. Except as provided above, owners of beneficial interests in a global note will not be entitled to receive physical delivery of certificated new notes and will not be considered the holders of the global notes for any purposes under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the global notes or the indenture. We understand that under existing industry practices, if we request any action of holders or an owner of a beneficial interest in a global note wants to take any action that a holder is entitled to take under the indenture, DTC would authorize the participants holding the beneficial interest to take that action, and the participants would authorize beneficial owners owning through the participants to take the action on the instructions of beneficial owners owning through them.

        DTC has advised us that it will take any action permitted to be taken by a holder of new notes only at the direction of a participant to whose account with DTC interests in the global notes are credited and only as to the portion of the aggregate principal amount of the new notes as to which the participant has given that direction. DTC has advised us that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in the securities through electronic book-entry changes in accounts of the participants. This eliminates the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant.

        According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Certificated New Notes

        New notes represented by the applicable global notes are exchangeable for certificated new notes only if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depository for the global notes or if at any time DTC ceases to be a registered clearing agency, and a successor depository is not appointed by us within 90 days;

  •
  we notify the trustee that the global notes will be so transferable, registrable and exchangeable; or

  •
  an event of default with respect to the new notes has occurred and is continuing.

        Any global note that is exchangeable for certificated new notes under the preceding sentence will be transferred to, and registered and exchanged for, certificated new notes in authorized denominations and registered in names that DTC or its nominee holding that global note may direct. Subject to the foregoing, a global note is not exchangeable, except for a global note of the same denomination to be registered in the name of DTC or its nominee. If a global note becomes exchangeable for certificated new notes:

  •
  certificated new notes will be issued only in fully registered form in denominations of $1,000 or integral multiples;

  •
  payments will be made and transfers will be registered at the office or agency of us maintained for that purposes; and

  •
  no service charge will be made for any issuance of the certificated new notes, although we may require payment to cover any tax or governmental charge imposed.

Certain Covenants

        Other than as described below under "—Limitation On Liens," the indenture does not contain any provisions that would limit our or QCII's ability to incur indebtedness or that would afford holders of notes protection in the event of a sudden and significant decline in our or QCII's credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us or QCII. Accordingly, we or QCII could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our or QCII's capital structure or credit rating.

  Limitation on Liens

        The indenture contains a covenant that if we mortgage, pledge or otherwise subject to any lien all or some of our property or assets, we will secure the notes, any other outstanding notes and any of our other obligations which may then be outstanding and entitled to the benefit of a covenant similar in effect to such covenant, equally and proportionally with the indebtedness or obligations secured by such mortgage, pledge or lien, for as long as any such indebtedness or obligation is so secured. This covenant does not apply to:

  •
  the creation, extension, renewal or refunding of (a) mortgages or liens created or existing at the time property is acquired, (b) mortgages or liens created within 180 days after property is acquired, or (c) mortgages or liens securing the cost of construction or improvement of property; or

  •
  the making of any deposit or pledge to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify us to conduct all or some part of our business or in order to entitle us to maintain self-insurance or to obtain the benefits of any law relating to workmen's compensation, unemployment insurance, old age pensions or other social security, or with any court, board, commission or governmental agency as security incident to the proper conduct of any proceeding before it.

        The indenture does not prevent any other entity from mortgaging, pledging or subjecting to any lien any of its property or assets, whether or not acquired from us or QCII.

  Consolidation, Merger and Sale of Assets

        We may, without the consent of the holders of the notes or any other outstanding Debt Securities, consolidate with, merge into or be merged into, or transfer or lease our property and assets substantially as an entirety to another entity. However, we may only do this if:

  •
  the successor entity is a corporation and assumes by supplemental indenture all of our obligations under the notes, any other outstanding notes and the indenture; and

  •
  after giving effect to the transaction, no default or event of default has occurred and is continuing.

        After that time, all of our obligations under the notes, any other outstanding notes and the indenture terminate.

Events of Default

        Any one of the following is an event of default with respect to the notes:

  •
  if we default in the payment of interest on the notes, and such default continues for 90 days;

  •
  if we default in the payment of the principal of the notes when the same becomes due and payable at maturity, upon redemption, or otherwise;

  •
  if we fail to comply with any of our other agreements in the notes, in the indenture or in any supplemental indenture under which the notes were issued, which failure continues for 90 days after we receive notice from the trustee or the holders of at least 25% in principal amount of all of the outstanding notes; and

  •
  if certain events of bankruptcy or insolvency occur with respect to us.

        If an event of default with respect to the notes occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding notes may declare the principal of all notes to be due and payable. When such declaration is made, such principal will be immediately due and payable. The holders of a majority in principal amount of notes may rescind such declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration).

        Holders of notes may not enforce the indenture or the notes, except as provided in the indenture. The trustee may require indemnity satisfactory to it before it enforces the indenture or the notes. Subject to certain limitations, the holders of more than 50% in principal amount of the notes (with each series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee. The trustee may withhold from holders of notes notice of any continuing default (except a default in the payment of principal or interest) if it determines in good faith that withholding notice is in their interests.

Amendment and Waiver

        With the written consent of the holders of more than 50% of the principal amount of the outstanding notes, we and the trustee may amend or supplement the indenture or modify the rights of the holders of the notes. Such majority of holders may also waive compliance by us with any provision of the indenture, any supplemental indenture or the notes except a default in the payment of principal or interest. However, without the consent of the holder of each note affected, an amendment or waiver may not:

  •
  reduce the amount of notes whose holders must consent to an amendment or waiver;

  •
  change the rate or the time for payment of interest;

  •
  change the principal or the fixed maturity;

  •
  waive a default in the payment of principal or interest, if any;

  •
  make the notes payable in a different currency; or

  •
  make any change in certain provisions of the indenture concerning (a) waiver of existing defaults, (b) rights of holders of notes to receive payment, or (c) amendments and waivers with consent of holders of notes.

        We and the trustee may amend or supplement the indenture without the consent of any holder of any of the notes:

  •
  to cure any ambiguity, defect or inconsistency in the indenture or the notes;

  •
  to provide for the assumption of all of our obligations under the notes and the indenture by any corporation in connection with a merger, consolidation or transfer or lease of our property and assets substantially as an entirety;

  •
  to provide for uncertificated notes in addition to or instead of certificated notes;

  •
  to make any change that does not adversely affect the rights of any holder of notes;

  •
  to provide for the issuance of and establish the form and terms and conditions of a series of notes, or to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of notes;

  •
  to add to the rights of holders of any of the notes; or

  •
  to secure any notes as provided under the heading "—Certain Covenants—Limitation On Liens."

Defeasance

        We may defease all of our obligations under the notes and the indenture or any installment of interest on the notes if we irrevocably deposit in trust with the trustee money or U.S. government obligations sufficient to pay, when due, principal and interest on the notes to maturity or redemption or such installment of interest, as the case may be, and if all other conditions set forth in the notes are met.

Governing Law

        The indenture and the new notes will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee and the Paying Agent

        We and certain of our affiliates, including QCII, maintain banking and other business relationships in the ordinary course of business with Bank One Trust Company, National Association. In addition, Bank One Trust Company, National Association and certain of its affiliates serve as trustee, authenticating agent, or paying agent with respect to certain debt securities of us, QCII and our or their affiliates.

REGISTRATION RIGHTS

        Based on an interpretation by the Staff of the SEC set forth in no-action letters, and subject to the immediately following sentence, we believe that the new notes to be issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of old notes who is an affiliate of us or who intends to participate in the exchange offer for the purpose of distributing the new notes, or any broker-dealer who purchased the old notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

  •
  will not be able to rely on the interpretations of the Staff set forth in the no-action letters;

  •
  will not be entitled to tender such old notes in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from such requirements.

        We do not intend to seek our own no-action letter, and there can be no assurance that the Staff would make a similar determination with respect to the new notes as it has in such no-action letters to third parties. Each holder of the old notes (other than certain specified holders) who wishes to participate in the exchange offer will be required to represent that:

  •
  it is not an affiliate of us;

  •
  it is not a broker-dealer tendering registrable securities (as defined in the registration rights agreement) acquired directly from us;

  •
  the old notes to be exchanged for new notes in the exchange offer were acquired in the ordinary course of its business; and

  •
  at the time of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes.

        In addition, in connection with any resale of new notes, any broker-dealer who acquired the new notes for its own account as a result of market-making or other trading activities, which we refer to as a "participating broker-dealer," and who receives new notes in exchange for such old notes pursuant to the exchange offer, may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes, other than a resale of an unsold allotment from the original sale thereof, with the prospectus contained in the registration statement filed in connection with the exchange offer, which we refer to as the "exchange offer registration statement"). Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of such new notes for a period of 240 calendar days from the issuance of the new notes.

        If:

  •
  because of any change in law or in currently prevailing interpretations of the Staff, we are not permitted to effect the exchange offer;

  •
  the exchange offer is not consummated within 240 calendar days following March 12, 2002; or

  •
  in the case of any holder that participates in the exchange offer, such holder does not receive new notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act or as a broker-dealer);

then in each case, we will promptly deliver to the holders written notice thereof; and at our sole expense:

  •
  as promptly as practicable (but in no event more than 90 days after so required or requested pursuant to the registration rights agreement), file a shelf registration statement covering resales of the old notes;

  •
  use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act as soon as practicable; and

  •
  use our reasonable best efforts to keep effective the shelf registration statement until the earlier of two years (or, if Rule 144(k) is amended to provide a shorter restrictive period, such shorter period) after the closing date or such time as all of the applicable old notes have been sold thereunder.

        We will, if a shelf registration statement is filed, provide to each holder copies of the prospectus that is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the old notes has become effective and take certain other actions as are required to permit unrestricted resales of the old notes. A holder that sells old notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus, to provide information related thereto and to deliver such prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations). We will have no obligation to include in the shelf registration statement holders who do not deliver such information to us.

        If we fail to comply with certain provisions of the registration rights agreement, in each case as described below, then a special interest premium will become payable in respect of the old notes.

        If:

  •
  the exchange offer registration statement is not filed with the SEC on or before the 150th calendar day following March 12, 2002 (or by August 9, 2002);

  •
  the exchange offer registration statement is not declared effective on or before the 210th calendar day following March 12, 2002 (or by October 8, 2002); or

  •
  the exchange offer is not consummated or the shelf registration statement is not declared effective on or before the 240th calendar day following March 12, 2002 (or by November 7, 2002);

the special interest premium will accrue in respect of the old notes from and including the next calendar day following each of (a) such 150-day period in the case of the first bullet listed above, (b) such 210-day period in the case of the second bullet listed above and (c) such 240-day period in the case of the third bullet listed above, in each case at a rate equal to 0.25% per annum.

        The aggregate amount of the special interest premium in respect of each of the old notes payable pursuant to the above provisions will in no event exceed 0.25% per annum. If the exchange offer registration statement is not declared effective on or before the 240th calendar day following March 12, 2002 and we request holders of the old notes to provide the information called for by the registration rights agreement for inclusion in the shelf registration statement, the old notes owned by holders who do not deliver such information to us when required pursuant to the registration rights agreement, will not be entitled to any special interest premium for any day after the 240th day following March 12, 2002.

        Upon:

  •
  filing of the exchange offer registration statement after the 150-day period described above;

  •
  effectiveness of the exchange offer registration statement after the 210-day period described above; or

  •
  consummation of the exchange offer or the effectiveness of a shelf registration statement, as the case may be, after the 240-day period described above;

the interest rate on the old notes from the day of such filing, effectiveness or consummation, as the case may be, will be reduced to the applicable original interest rate set forth on the cover page of this prospectus for the old notes.

        If a shelf registration statement is declared effective pursuant to the foregoing paragraphs, and if we fail to keep such shelf registration statement continuously (a) effective or (b) useable for resales for the period required by the registration rights agreement due to certain circumstances relating to pending corporate developments, public filings with the SEC and similar events, or because the prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and such failure continues for more than 60 days (whether or not consecutive) in any twelve-month period (the 61st day being referred to as the "default day"), then from the default day until the earlier of:

  •
  the date that the shelf registration statement is again deemed effective or is useable;

  •
  the date that is the second anniversary of the closing date (or, if Rule 144(k) is amended to provide a shorter restrictive period, such shorter period); or

  •
  the date as of which all of the old notes are sold pursuant to the shelf registration statement;

the special interest premium in respect of the old notes will accrue at a rate equal to 0.25% per annum.

        If we fail to keep the shelf registration statement continuously effective or useable for resales pursuant to the preceding paragraph, we will give the holders notice to suspend the sale of the old notes and will extend the relevant period referred to above during which we are required to keep effective the shelf registration statement (or the period during which participating broker-dealers are entitled to use the prospectus included in the exchange offer registration statement in connection with the resale of new notes) by the number of days during the period from and including the date of the giving of such notice to and including the date when holders will have received copies of the supplemented or amended prospectus necessary to permit resales of the old notes or to and including the date on which we have given notice that the sale of the old notes may be resumed, as the case may be.

        Each old note contains a legend to the effect that the holder thereof, by its acceptance thereof, will be deemed to have agreed to be bound by the provisions of the registration rights agreement.

        The registration rights agreement is governed by, and construed in accordance with, the laws of the State of New York. This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a form copy of which is included as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002. See "Where You Can Find More Information." In addition, the information set forth above concerning certain interpretations and positions taken by the Staff is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to such matters.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal tax consequences of an exchange of old notes for new notes in the exchange offer and the purchase, beneficial ownership and disposition of new notes. For purposes of this summary, a "U.S. holder" means a beneficial owner of an old note or a new note that is for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation or partnership (or other entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized under the laws of the United States or any state or political subdivision thereof;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

        An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

        A "non-U.S. holder" is a beneficial owner of an old note or a new note that is not a U.S. holder.

        This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal tax consequences described herein. This summary addresses only holders that own old notes or will own new notes as capital assets and not as part of a "straddle" or a "conversion transaction" for U.S. federal income tax purposes or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the U.S. federal income tax laws (such as life insurance companies, tax-exempt entities, regulated investment companies, securities dealers, investors in pass-through entities, financial institutions, holders subject to the alternative minimum tax, U.S. expatriates, persons deemed to sell notes under the constructive sale provisions of the Code, investors who actually or constructively own 10 per cent or more of the combined voting power of all classes of our stock entitled to vote, and investors whose functional currency is not the U.S. dollar). Persons considering the exchange of their old notes for new notes and persons considering the purchase of new notes should consult their tax advisors concerning the application of U.S. federal tax laws to their particular situations as well as any consequences of the exchange of the old notes for new notes and of the purchase, beneficial ownership and disposition of new notes arising under the laws of any state or other taxing jurisdiction.

U.S. Federal Income Tax Consequences of the Exchange Offer to U.S. Holders and Non-U.S. Holders

        The exchange of old notes for new notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. U.S. holders and non-U.S. holders will not recognize any taxable gain or loss as a result of such exchange and will have the same tax basis and holding period in the new notes as they had in the old notes immediately before the exchange.

U.S. Federal Income Tax Consequences to U.S. Holders

        Treatment of Interest.    Stated interest on the new notes will be taxable to U.S. holders as ordinary interest income as the interest accrues or is paid in accordance with the holder's regular method of accounting.

        Market Discount.    If a U.S. holder holds an old note that was acquired for an amount that is less than its principal amount by more than a de minimis amount (generally 0.25% of the principal amount multiplied by the number of remaining whole years to maturity), the amount of the difference will be treated as "market discount." When an old note with market discount is exchanged for a new note, the market discount carries over to the new note. Unless the U.S. holder elects to include such market discount in income as it accrues, a U.S. holder will be required to treat any principal payment on, and any gain on the sale, exchange, retirement or other disposition (including a gift) of, a new note as ordinary income to the extent of any accrued market discount that has not previously been included in income. In general, market discount on the new notes will accrue ratably over the remaining term of the new notes or, at the election of the U.S. holder, under a constant yield method. In addition, a U.S. holder could be required to defer the deduction of all or a portion of the interest paid on any indebtedness incurred or continued to purchase or carry a new note unless the U.S. holder elects to include market discount in income currently. Such an election applies to all debt instruments held by a taxpayer and may not be revoked without the consent of the IRS.

        Amortization of Bond Premium.    A U.S. holder, whose tax basis immediately after its acquisition of a new note exceeds the sum of all remaining payments other than qualified stated interest payable on the new note, will be considered to have purchased the note at a premium. The U.S. holder may elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the new note (or to an earlier call date if it results in a smaller amount of amortizable bond premium). Such election, once made, generally applies to all debt instruments held or subsequently acquired by the U.S. holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. A U.S. holder that elects to amortize such premium must reduce its tax basis in the related note by the amount of the premium amortized during its holding period. If a U.S. holder does not elect to amortize the premium, the amount of such premium will be included in the U.S. holder's tax basis for purposes of computing gain or loss in connection with a taxable disposition of the new note.

        Sale or Other Disposition of New Notes.    In general, upon the sale, retirement or other taxable disposition of a new note, a U.S. holder will recognize taxable gain or loss equal to the difference between (i) the amount of the cash and the fair market value of any property received on the sale, retirement or other taxable disposition (not including any amount attributable to accrued but unpaid interest or accrued market discount not previously included in income) and (ii) the U.S. holder's adjusted tax basis in the new note. A U.S. holder's adjusted tax basis in a new note generally will be equal to the cost of the note to such U.S. holder, increased by the amount of any market discount previously included in income by the U.S. holder and reduced by the amount of any payments received by the U.S. holder, other than payments of qualified stated interest, and by the amount of amortizable bond premium taken into account. Subject to the discussion of market discount above, gain or loss realized on the sale, retirement or other taxable disposition of a new note will be capital gain or loss.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

        For purposes of the following summary, interest and gain on the sale, exchange or other disposition of a new note will be considered "U.S. trade or business income" if such income or gain is:

  •
  effectively connected with the conduct of a trade or business in the United States; or

  •
  in the case of a treaty resident, attributable to a permanent establishment (or, in the case of an individual, to a fixed base) in the United States.

        Treatment of Interest.    A non-U.S. holder that is not subject to U.S. federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a new note will not be subject to U.S. federal income or withholding tax in respect of interest income on the new note if:

  •
  the interest is not U.S. trade or business income;

  •
  the non-U.S. holder does not actually or constructively own 10% or more of the combined voting power of all of our stock;

  •
  the non-U.S. holder provides an appropriate statement, generally on IRS Form W-8BEN, together with all appropriate attachments, signed under penalties of perjury, identifying the

    non-U.S. holder and stating, among other things, that the non-U.S. holder is not a United States person for U.S. federal income tax purposes; and

  •
  the non-U.S. holder is not a "related controlled foreign corporation" with respect to us as specially defined for U.S. federal income tax purposes, a foreign tax exempt organization or a foreign private foundation for U.S. federal income tax purposes, or a bank whose receipt of interest on the new notes is described in Section 881(c)(3)(A) of the Code.

        If a new note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to eliminate withholding tax. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or the substitute form provided by the beneficial owner to the organization or institution. A non-U.S. holder that is treated as a partnership for U.S. federal tax purposes generally will be required to provide an IRS Form W-8IMY and to attach an appropriate certification by each beneficial owner of the non-U.S. holder (including, in certain cases, such beneficial owner's beneficial owners). Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding these possible additional reporting requirements.

        To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the new note, unless an income tax treaty reduces or eliminates such tax or unless the interest is U.S. trade or business income with respect to such non-U.S. holder and the non-U.S. holder provides an appropriate statement to that effect. In the latter case, such non-U.S. holder generally will be subject to U.S. federal income tax with respect to all income from the new notes at regular rates applicable to U.S. taxpayers. Additionally, in such event, non-U.S. holders that are corporations could be subject to a branch profits tax on such income.

        Sale or Other Disposition of New Notes.    In general, a non-U.S. holder will not be subject to U.S. federal income tax on any amount received (other than amounts in respect of accrued but unpaid interest) upon retirement or disposition of a new note unless such non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition and certain other requirements are met, or unless the gain is U.S. trade or business income. In the latter event, non-U.S. holders generally will be subject to U.S. federal income tax with respect to such gain at regular rates applicable to U.S. taxpayers. Additionally, in such event, non-U.S. holders that are corporations could be subject to a branch profits tax on such gain.

        Treatment of New Notes for U.S. Federal Estate Tax Purposes.    An individual non-U.S. holder (who is not a citizen or resident of the United States for U.S. federal estate tax purposes at the time of death) will not be subject to U.S. federal estate tax in respect of a new note, so long as (i) payments of interest on such new note would not have been considered U.S. trade or business income at the time of such non-U.S. holder's death, and (ii) the non-U.S. holder did not own actually or constructively 10% or more of the combined voting power of all classes of our stock.

U.S. Information Reporting Requirements and Backup Withholding Tax

        Under certain circumstances, the Code requires "information reporting" annually to the IRS and to each holder of new notes, and "backup withholding" at a current rate of 30% with respect to certain payments made on or with respect to the new notes (to be reduced each year until 2006, when the backup withholding rate will be 28%). Backup withholding generally does not apply with respect to certain holders of new notes, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

        A U.S. holder may be subject to backup withholding unless such U.S. holder provides an IRS Form W-9, signed under penalties of perjury, identifying the U.S. holder, providing such U.S.

holder's taxpayer identification number and certifying such U.S. holder is not subject to backup withholding.

        A non-U.S. holder that provides an IRS Form W-8BEN, together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder and stating that the non-U.S. holder is not a United States person, will not be subject to IRS reporting requirements and U.S. backup withholding. IRS Forms W-8BEN will generally be required from the beneficial owners of interests in a non-U.S. holder that is treated as a partnership for U.S. federal income tax purposes.

        The payment of the proceeds on the disposition of a new note to or through the U.S. office of a broker generally will be subject to information reporting and backup withholding at a rate of 30% (to be reduced each year until 2006, when the backup withholding rate will be 28%) unless the non-U.S. holder either certifies its status as a non-U.S. holder under penalties of perjury on IRS Form W-8BEN (as described above) or otherwise establishes an exemption.

        The payment of the proceeds on the disposition of a new note by a non-U.S. holder to or through a non-U.S. office of a non-U.S. broker will not be subject to backup withholding or information reporting unless the non-U.S. broker is a "U.S. related person," as defined below. The payment of proceeds on the disposition of a new note by a non-U.S. holder to or through a non-U.S. office of a U.S. broker or a U.S. related person generally will not be subject to backup withholding but will be subject to information reporting unless the non-U.S. holder certifies its status as a non-U.S. holder under penalties of perjury or the broker has certain documentary evidence in its files as to the non-U.S. holder's foreign status and the broker has no actual knowledge to the contrary.

        For this purpose, a "U.S. related person" is:

  •
  a "controlled foreign corporation" as specially defined for U.S. federal income tax purposes;

  •
  a foreign person, 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business; or

  •
  a foreign partnership, if at any time during its tax year one or more of its partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a U.S. trade or business.

        Backup withholding is not an additional tax and may be refunded (or credited against the holder's U.S. federal income tax liability, if any), provided that certain required information is furnished. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it acquired the old notes for its own account as a result of market-making or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. A participating broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. Under the registration rights agreement, we have agreed that for a period of 240 calendar days after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any resale of new notes.

        We will not receive any proceeds from any sale of the new notes by any participating broker-dealer. New notes received by participating broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of the methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of the new notes. Any participating broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of new notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 240 calendar days after closing of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests the documents in the letter of transmittal. We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the old notes, but excluding commissions or concessions of any brokers or dealers, and will indemnify the holders, including any broker-dealers, and certain parties related to the holders against certain liabilities, including liabilities under the Securities Act.

        We have not entered into any arrangements or understandings with any person to distribute the new notes to be received in the exchange offer.

LEGAL MATTERS

        Certain legal matters with respect to the new notes will be passed upon for us by O'Melveny & Myers LLP, Los Angeles, California, and by Yash A. Rana, our Vice President, Senior Associate General Counsel and Secretary. Matters of Colorado law will be passed upon by Holme Roberts & Owen LLP, Denver, Colorado. O'Melveny & Myers LLP, Los Angeles, California, is also passing on certain federal income tax matters in connection with the new notes.

EXPERTS

        The consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2001 incorporated herein by reference were audited by Arthur Andersen LLP.

After reasonable efforts, we have not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its audit report dated January 29, 2002 (Note 13 is dated March 31, 2002) into this registration statement. Accordingly, Arthur Andersen LLP will not be liable to investors under Section 11(a) of the Securities Act because it has not consented to being named as an expert in this registration statement. Therefore, such lack of consent may limit the recovery by investors from Arthur Andersen LLP.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Our bylaws provide for the indemnification of directors and officers to the extent permissible under applicable law. Section 7-109-102 of the Colorado Business Corporation Act specifies the circumstances under which a corporation may indemnify its directors, officers, employees or agents. For acts done in a person's "official capacity," the Colorado Business Corporation Act generally requires that an act be done in good faith and in a manner reasonably believed to be in the best interests of the corporation. In all other civil cases, the person must have acted in good faith and in a way that was not opposed to the corporation's best interests. In criminal actions or proceedings, the Colorado Business Corporation Act imposes an additional requirement that the actor had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, or charging a person with the improper receipt of a personal benefit, no indemnification, except for court-ordered indemnification for reasonable expenses occurred, can be made. Indemnification is mandatory when any director or officer is wholly successful, on the merits or otherwise, in defending any civil or criminal proceeding. The rights granted by our bylaws will not be deemed exclusive of any other rights to which those seeking indemnification, contribution, or advancement of expenses may be entitled under any statute, certificate or articles of incorporation, agreement, contract of insurance, vote of shareholders or disinterested directors, or otherwise. The rights of indemnification and advancement of expenses provided by or granted pursuant to our bylaws will continue as to a person who has ceased to be an indemnified representative in respect of matters arising before such time and will inure to the benefit of the heirs, executors, administrators, and personal representatives of such a person.

        Our directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capacities and against which they cannot be indemnified by us or on our behalf.

        The agents, dealers or underwriters who executed the agreements filed as Exhibit 1 to this registration statement agreed to indemnify our directors and their officers who signed the registration statement against certain liabilities which might arise under the Securities Act with respect to information furnished to us by or on behalf of any such indemnifying party.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        Exhibits identified in parentheses below are on file with the Commission and are incorporated herein by reference to such previous filings. Unless otherwise noted, all other exhibits are provided as part of this electronic transmission.

Exhibit Number		Description
(1)		Purchase Agreement, dated March 7, 2002, by and among Qwest and Credit Suisse First Boston Corporation, Banc of America Securities LLC, Lehman Brothers Inc., ABN AMRO Incorporated, Commerzbank Capital Markets Corp. and First Union Securities, Inc., as representatives of the several initial purchasers named therein (filed as an exhibit to Qwest's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 and incorporated herein by reference).
(4-A	)
Registration Rights Agreement, dated March 12, 2002, by and among Qwest and the initial purchasers named therein (filed as an exhibit to Qwest's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 and incorporated herein by reference).

4-B		Forms of Letter of Transmittal, Broker Letters and Notice of Guaranteed Delivery.
(4-C	)
Indenture, dated as of October 15, 1999, by and between Qwest and Bank One Trust Company, National Association as trustee (filed as Exhibit 4b to Qwest's Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference).
4-D	*	Form of Officers' Certificate of Qwest establishing the terms of the notes.
4-E	*	Form of note.
5-A		Opinion of O'Melveny & Myers LLP with respect to legality of the securities being registered.
5-B		Opinion of Holme Roberts & Owen LLP, with respect to authority to issue the securities being registered.
8		Opinion of O'Melveny & Myers LLP with respect to certain tax matters.
12		Computation of Ratio of Earnings to Fixed Charges.
23-A	**	Consent of Arthur Andersen LLP (consent of independent public accountants).
23-B		Consent of O'Melveny & Myers LLP (included in Exhibit 5-A).
23-C		Consent of Holme Roberts & Owen LLP (included in Exhibit 5-B).
24		Qwest Power of Attorney (included on signature page).
25		Statement of Eligibility of Trustee (Form T-1).

*
To be filed by amendment.

**
Omitted pursuant to Rule 437a.

ITEM 22.    UNDERTAKINGS.

        (a)  The undersigned hereby undertakes:

          (1)  That before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2)  That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 under the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        (b)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (c)  The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d)  The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (e)  The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Qwest Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 14th day of August, 2002.

QWEST CORPORATION
By:	/s/ YASH A. RANA Yash A. Rana Vice President, Senior Associate General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yash A. Rana as his attorney in fact and agent, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 14th day of August, 2002.

Signature	Title

PRINCIPAL EXECUTIVE OFFICER:
/s/ RICHARD C. NOTEBAERT Richard C. Notebaert	Chairman, Chief Executive Officer and President
PRINCIPAL FINANCIAL OFFICER AND ACCOUNTING OFFICER:
/s/ OREN G. SHAFFER Oren G. Shaffer	Vice Chairman and Chief Financial Officer
DIRECTORS:
/s/ RICHARD C. NOTEBAERT Richard C. Notebaert	Director
/s/ OREN G. SHAFFER Oren G. Shaffer	Director

EXHIBIT INDEX

Exhibit Number		Description
(1)		Purchase Agreement, dated March 7, 2002, by and among Qwest and Credit Suisse First Boston Corporation, Banc of America Securities LLC, Lehman Brothers Inc., ABN AMRO Incorporated, Commerzbank Capital Markets Corp. and First Union Securities, Inc., as representatives of the several initial purchasers named therein (filed as an exhibit to Qwest's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 and incorporated herein by reference).
(4-A	)
Registration Rights Agreement, dated March 12, 2002, by and among Qwest and the initial purchasers named therein (filed as an exhibit to Qwest's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 and incorporated herein by reference).
4-B		Forms of Letter of Transmittal, Broker Letters and Notice of Guaranteed Delivery.
(4-C	)
Indenture, dated as of October 15, 1999, by and between Qwest and Bank One Trust Company, National Association as trustee (filed as Exhibit 4b to Qwest's Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference).
4-D	*	Form of Officers' Certificate of Qwest establishing the terms of the notes.
4-E	*	Form of note.
5-A		Opinion of O'Melveny & Myers LLP with respect to legality of the securities being registered.
5-B		Opinion of Holme Roberts & Owen LLP, with respect to authority to issue the securities being registered.
8		Opinion of O'Melveny & Myers LLP with respect to certain tax matters.
12		Computation of Ratio of Earnings to Fixed Charges.
23-A	**	Consent of Arthur Andersen LLP (consent of independent public accountants).
23-B		Consent of O'Melveny & Myers LLP (included in Exhibit 5-A).
23-C		Consent of Holme Roberts & Owen LLP (included in Exhibit 5-B).
24		Qwest Power of Attorney (included on signature page).
25		Statement of Eligibility of Trustee (Form T-1).

(
)    Previously filed.

*
To be filed by amendment.

**
Omitted pursuant to Rule 437a.

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TABLE OF CONTENTS
FORWARD-LOOKING INFORMATION MAY PROVE INACCURATE
WHERE YOU CAN FIND MORE INFORMATION
PROSPECTUS SUMMARY
Qwest Corporation
Selected Financial Data (Dollars in millions)
RISK FACTORS
THE EXCHANGE OFFER
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE NEW NOTES
REGISTRATION RIGHTS
CERTAIN U.S. FEDERAL TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX